UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2019 (December 31, 2018)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-37665	61-1770902
DELAWARE	001-07541	13-1938568
(State, or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
(Address of principal executive offices, including zip code)

(239) 301-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.

Hertz Global Holdings, Inc. (“HGH”) and The Hertz Corporation (“THC” and, together with HGH, the “Companies”) have previously disclosed the pendency of, and their cooperation with, a Securities and Exchange Commission (“SEC”) investigation generally involving the restatements included in the Companies’ Form 10-K for the year ended December 31, 2014, as filed with the SEC on July 16, 2015 and related accounting for prior periods. On December 31, 2018, the SEC approved and authorized the entry of an administrative order (the “Order”) with respect to the Companies, to which the Companies consented without admitting or denying the Order’s assertions of factual findings. The Order directs (i) HGH to cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933 and Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rules 12b-20, 13a-1, 13a-11 and 13a-13 thereunder and (ii) THC to cease and desist from committing or causing any violations and any future violations of Sections 13(b)(2)(A), 13(b)(2)(B) and 15(d) of the Exchange Act and Rules 12b-20, 15d-1, 15d-11 and 15d-13 thereunder. All members of the Companies’ board and senior management were replaced in the aftermath of the restatements and, in connection with the Order, HGH agreed to pay a civil penalty in the amount of $16.0 million to the SEC. Pursuant to the agreements governing the separation of Herc Holdings Inc. (“Herc”) from HGH that occurred on June 30, 2016, Herc is responsible for 15% of the civil penalty, leaving HGH with a net obligation of $13.6 million. The Companies previously accrued a loss contingency of $13.6 million for this matter with respect to the quarter ended September 30, 2018.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ Richard J. Frecker
Name:	Richard J. Frecker
Title:	Executive Vice President, General Counsel and Secretary
Date:  January 2, 2019